Exhibit 99.1

Oragenics Announces Closing of $4.667 Million Private Placement

Tampa, FL (June 30, 2016) – Oragenics, Inc. (NYSE MKT: OGEN.BC), a leader in the development of novel antibiotics against infectious disease and probiotics for oral health in humans and pets, today announced the closing of a private placement of 9,045,679 shares of common stock to three accredited investors raising gross proceeds of approximately $4.667 million of which $2 million is payable by the Koski Family Limited Partnership on September 30, 2016. The purchase price per share of the common stock sold in the private placement was $0.5159, which was the midpoint of the closing quote on the Company’s primary exchange, NYSE MKT, on June 29, 2016 as required by NYSE listing standards. The Company will use the net proceeds, after payment of offering expenses, for the funding of research and development activities related to the Intrexon Exclusive Channel Collaborations and for general corporate purposes. The investors in the private placement included current Company shareholders, Koski Family Limited Partnership and Intrexon Corporation, as well as the Company’s Chairman, Dr. Frederick Telling.

Dr. Alan Joslyn, President and Chief Executive Officer of Oragenics, said “We are pleased that our Chairman and largest shareholders continue to recognize our potential with their investment as we continue our efforts on becoming the world leader in novel antibiotics against infectious disease and on developing effective treatments for oral mucositis.”

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has granted certain piggyback registration rights to the investors with respect to the shares of common stock sold in this private placement. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Further details regarding the private placement are described in a Current Report on Form 8-K to be filed today with the Securities and Exchange Commission.

About Oragenics, Inc.

We are focused on becoming the world leader in novel antibiotics against infectious disease and on developing effective treatments for oral mucositis. Oragenics, Inc. has established two exclusive worldwide channel collaborations with Intrexon Corporation, a synthetic biology company. The collaborations allow Oragenics access to Intrexon’s proprietary technologies toward the goal of accelerating the development of much needed new antibiotics that can work against resistant strains of bacteria and the development of biotherapeutics for oral mucositis and other diseases and conditions of the oral cavity, throat, and esophagus.

For more information about Oragenics, visit www.oragenics.com. Follow Oragenics on Facebook and Twitter.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, the possibility of our continuing need for financing to meet our operational needs and to be able to move our product candidates forward through pre-clinical and clinical development, our inability to obtain sufficient financing to conduct our business; any inability to obtain or delays in FDA approval for future clinical studies and testing, the future success of our studies and testing and any inability to also achieve favorable results in human studies, our ability to successfully develop and commercialize products, the financial resources available to us to continue research and development, any inability to regain compliance with the NYSE MKT continued listing requirements and those other factors described in our filings with the U.S. Securities and Exchange Commission. Any responsibility to update forward-looking statements is expressly disclaimed.

Oragenics Corporate Contact

Michael Sullivan

Chief Financial Officer

Oragenics, Inc.

4902 Eisenhower Drive, Suite 125

Tampa, FL 33634

Tel: 813-286-7900 x232

msullivan@oragenics.com

Investor / Media Contacts

David Burke

The Ruth Group

Tel: 646-536-7009

dburke@theruthgroup.com